UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Doral Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Doral Financial Corporation 1451 F.D. Roosevelt Avenue San Juan, Puerto Rico 00920-2717

March 15, 2005

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Doral Financial Corporation. This year the meeting will be held at the third floor of the Doral Financial Plaza Building located at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico on Wednesday, April 20, 2005. The meeting will begin promptly at 11:00 a.m., local time.

      The annual meeting is an excellent opportunity to discuss your corporation’s progress and we encourage you to attend. Stockholders will also have the opportunity to ask questions during the meeting.

      We also urge you to review the enclosed proxy statement and complete, sign and return your proxy card in the envelope provided, even if you plan to attend the meeting. Your vote is important, and the prompt return of your proxy card will ensure that your vote is counted. Your participation in the affairs of Doral Financial is an essential ingredient of our success. Please note that sending us your proxy will not prevent you from voting in person at the meeting should you so desire.

      We appreciate your interest and investment in Doral Financial Corporation and look forward to seeing you at the annual meeting.

Sincerely,

Salomón Levis
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
About the Meeting
Proposal 1 Election of Directors and Related Matters
Corporate Governance
COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
Proposal 2 Ratification of Independent Registered Public Accounting Firm

Doral Financial Corporation

1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, April 20, 2005

      The annual meeting of stockholders of Doral Financial Corporation (“Doral Financial”) will be held at the third floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico on Wednesday, April 20, 2005, beginning at 11:00 a.m., local time. At the meeting, stockholders will consider and act upon the following proposals:

1. The election of nine directors of Doral Financial;

2. The ratification of the selection of PricewaterhouseCoopers LLP as Doral Financial’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3. Such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record as of the close of business on March 9, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournments. A list of these stockholders will be available for inspection for a period of 10 days prior to the annual meeting at the office of Doral Financial at the ninth floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By order of the Board of Directors,

Richard F. Bonini
Secretary

Dated: March 15, 2005

Doral Financial Corporation

1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

PROXY STATEMENT

      This proxy statement contains information related to the annual meeting of stockholders of Doral Financial Corporation to be held on Wednesday, April 20, 2005, beginning at 11:00 a.m., local time, at the third floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico and at any postponements or adjournments thereof. Doral Financial anticipates that this proxy statement and the accompanying form of the proxy will be mailed to stockholders commencing on or about March 18, 2005.

About the Meeting

What is the purpose of the annual meeting?

      At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of nine directors and the ratification of Doral Financial’s independent registered public accounting firm. In addition, Doral Financial’s management will report on the performance of Doral Financial during 2004 and respond to appropriate questions from stockholders.

Who is entitled to vote?

      Only stockholders of record at the close of business on the record date, March 9, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 107,921,799 shares of common stock of Doral Financial were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to Doral Financial, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Doral Financial either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders with respect to your proxy will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	for the election of the nominated slate of nine directors (see page 6); and

•	for ratification of the appointment of PricewaterhouseCoopers LLP as Doral Financial’s independent registered public accounting firm (see page 28).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

      Ratification of Independent Registered Public Accounting Firm and Other Items. For the ratification of Doral Financial’s independent registered public accounting firm and any other item voted upon at the annual meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

Who will bear the costs of soliciting proxies for the Annual Meeting?

      The cost of soliciting proxies for the annual meeting will be borne by Doral Financial. In addition to the use of the mails, proxies may be solicited personally or by telephone. Mellon Investor Services LLC has been retained by Doral Financial to assist in the distribution of proxy materials and the solicitation of votes for $7,500, plus reimbursement of reasonable out-of-pocket expenses. Directors, officers and employees of Doral Financial may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of Doral Financial by brokers, nominees, custodians and other similar parties.

Security Ownership of Management and Principal Holders

      The following table shows, as of March 1, 2005, the amount of Doral Financial’s common stock beneficially owned (unless otherwise indicated in the footnotes) by each director, nominee for director, executive officer named in the Cash Compensation Table and 5% shareholder of Doral Financial, and by all directors and executive officers of Doral Financial as a group. The information is based on reports filed with the SEC and information provided by the persons named below. No director, nominee or executive officer owned shares of preferred stock of Doral Financial as of such date.

	Amount and Nature	Percent
Name of Beneficial Owner	of Beneficial Ownership(1)(2)	of Class

Management

Salomón Levis(3)	2,409,649	2.2%
Zoila Levis(3)	1,987,938	1.8%
Ricardo Meléndez	120,709	**
Mario S. Levis(3)(4)	2,607,405	2.4%
David Levis(3)(5)	1,990,027	1.8%
Edison Vélez	190,118	**
David R. Levis(3)	108,083	**
Richard F. Bonini	1,739,197	1.6%
Edgar M. Cullman, Jr.(6)	11,565,299	10.7%
John L. Ernst(6)	11,565,299	10.7%
Efraim M. Kier	18,780	**
John B. Hughes	—	**
Harold D. Vicente	33,525	**
Peter A. Hoffman	1,300	**
All directors, nominees and executive officers as a group, consisting of 19 persons, including those named above	22,797,095	20.2%

Other Principal Holders

Edgar M. Cullman(6)	11,565,299	10.7%
387 Park Avenue South
New York, NY 10016
Louise B. Cullman(6)	11,565,299	10.7%
387 Park Avenue South
New York, NY 10016
Susan R. Cullman(6)	11,565,299	10.7%
387 Park Avenue South
New York, NY 10016
Frederick M. Danziger(6)	11,565,299	10.7%
2 East 73rd Street
New York, NY 10021
Lucy C. Danziger(6)	11,565,299	10.7%
2 East 73rd Street
New York, NY 10021
Cullman and Ernst Group(7)	11,565,299	10.7%
387 Park Avenue South
New York, NY 10016
Levis Family(3)	9,170,080	8.2%
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920

FMR Corp.(8)	10,808,363	9.9%
Edward C. Johnson, III
Abigail P. Johnson
Fidelity Management & Research Company
82 Devonshire Street
Boston, MA 02109

**	Represents less than 1% of Doral Financial’s outstanding common stock.

      (1) Except as noted in the footnotes below, the information is based on the SEC’s definition of “beneficial ownership,” which is broader than ownership in the usual sense. For example, under SEC rules you beneficially own stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or an understanding) have or share the power to vote the stock or to sell it, or if you have the right to acquire it within 60 days. Where more than one person shares investment and voting power in the same shares or if such shares are owned by any member of the Cullman and Ernst Group, such shares are shown more than once. Such shares are reflected only once, however, in the total for all directors and officers as a group.

      Certain of the persons named in the table disclaim beneficial ownership of some of the shares included in the table as follows:

•	Salomón Levis, Zoila Levis, David Levis, Mario S. Levis, David R. Levis and Aidiliza Levis each disclaim beneficial ownership of all shares reflected as owned by the Levis Family that are not owned by them directly.

•	Edgar M. Cullman, Jr. — 4,991,038 shares in which he holds shared investment and/or voting power and 6,374,988 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

•	John Ernst — 1,128,258 shares in which he holds shared investment and/or voting power and 10,252,370 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

•	Edgar M. Cullman — 5,467,091 shares in which he holds shared investment and/or voting power and 5,786,899 shares in which he holds no investment and/or voting power other than the understanding referred to in footnote(7).

•	Louise B. Cullman — 4,417,637 shares in which she holds shared investment and/or voting power and 6,811,397 shares in which she holds no investment or voting power other than the understanding referred to in footnote(7).

•	Susan R. Cullman — 5,102,608 shares in which she holds shared investment and/or voting power and 6,173,881 shares in which she holds no investment or voting power other than the understanding referred to in footnote(7).

•	Frederick M. Danziger — 887,112 shares in which he holds shared investment and/or voting power and 10,598,536 shares in which he holds no investment or voting power other than the understanding referred to in footnote(7).

•	Lucy C. Danziger — 5,450,462 shares in which she holds shared investment and/or voting power and 5,722,679 shares over which she holds no investment or voting power other than the understanding referred to in footnote(7).

      (2) Includes the number of shares that could be purchased by exercise of stock options exercisable at March 1, 2005 or within 60 days after that date under Doral Financial’s stock option plan as follows: Salomón Levis — 1,879,500 shares, Zoila Levis — 939,750 shares, Ricardo Meléndez — 100,000 shares, Mario S.

Levis — 778,500 shares, Edison Vélez — 162,500 shares, David R. Levis — 44,250 shares, Richard F. Bonini — 747,000 shares, and for all directors, nominees and executive officers as a group — 4,668,375 shares. Also includes shares held under Doral Financial’s profit sharing plans that are subject to transfer restrictions as follows: Zoila Levis — 714 shares, Ricardo Meléndez — 659 shares, Mario S. Levis — 728 shares, Edison Vélez — 618 shares, David R. Levis — 458 shares, and for all directors, nominees and executive officers as a group — 5,717 shares.

      (3) Salomón Levis, the Chairman of the Board and Chief Executive Officer of Doral Financial, Zoila Levis, the President of Doral Financial and David Levis, a director emeritus of Doral Financial and the former Chairman of the Board and Chief Executive Officer of Doral Financial, are siblings. Mario S. Levis and David R. Levis are sons of David Levis and nephews of Salomón Levis and Zoila Levis. As of March 1, 2005, Salomón Levis, Zoila Levis, David Levis, Mario S. Levis, David R. Levis and Aidiliza Levis beneficially owned an aggregate of 9,170,080 shares (including 3,657,750 shares subject to stock options exercisable at March 1, 2005 or within 60 days thereof) of common stock or approximately 8.2% of the outstanding common stock of Doral Financial, assuming exercise of outstanding stock options held by such persons. Included among the shares reported as beneficially owned by Levis family members are 66,978 shares, including 15,750 shares subject to stock options, owned by Aidiliza Levis who is not listed as an executive officer of Doral Financial. She is the daughter of David Levis, the sister of Mario S. Levis and David R. Levis and the niece of Salomón Levis and Zoila Levis. Salomón Levis, Zoila Levis, Mario S. Levis, David Levis, Aidiliza Levis and David R. Levis have filed a Schedule 13D with the SEC stating that there is no agreement or understanding among the members of the Levis family regarding the holding or voting of the shares of common stock held by them other than an informal understanding to consult with each other regarding the voting and disposition of the shares owned by each of them. Each of the members of the Levis family listed above disclaims that the members of the family constitute a group for purposes of the Securities Exchange Act of 1934, assert that each such person has sole voting and investment power with respect to the respective shares of common stock owned by them and each disclaims any beneficial interest in the shares of common stock owned by members of the family.

      (4) Includes 3,975 shares of common stock owned by the spouse of Mario S. Levis.

      (5) David Levis is a director emeritus of Doral Financial and is the former Chairman of the Board and Chief Executive Officer of Doral Financial.

      (6) Member of the Cullman and Ernst Group. Edgar M. Cullman is the father of Edgar M. Cullman, Jr., Susan R. Cullman and Lucy C. Danziger, the husband of Louise B. Cullman, and the uncle of John L. Ernst. Lucy C. Danziger is the wife of Frederick M. Danziger.

      (7) As of March 1, 2005, a group consisting of Edgar M. Cullman, his son Edgar M. Cullman, Jr., a director of Doral Financial, direct members of their families and trusts for their benefit, Mr. John L. Ernst, also a director of Doral Financial, his sister and direct members of their families and trusts for their benefit owned an aggregate of 11,565,299 shares of common stock or approximately 10.7% of the outstanding common stock. Among others, Messrs. Cullman and Cullman, Jr. and their wives, Mr. Ernst and to a lesser extent Mr. Danziger (who is a member of the Cullman and Ernst Group), hold investment and voting power or shared investment and voting power over such shares. Mr. Danziger is the brother-in-law of Mr. Edgar M. Cullman, Jr. and a former director of Doral Financial. A Schedule 13D filed with the SEC on behalf of the Cullman and Ernst Group states that there is no formal agreement governing the group’s holding and voting of such shares, but that there is an informal understanding that the persons and trusts included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities.

      (8) Based on information contained in a Schedule 13G filed with the SEC jointly by FMR Corp., Fidelity Management & Research Company, Edward C. Johnson, III and Abigail P. Johnson. FMR is the parent corporation of Fidelity Management & Research Company and members of the Johnson family and trusts for their benefit are the predominant owners of the voting stock of FMR. Edward C. Johnson and Abigail P. Johnson are also directors of FMR. According to the Schedule 13G, Fidelity Management & Research Company is the beneficial owner of 9,841,562 shares (including 215,625 shares of common stock issuable upon conversion of Doral Financial’s 4.75% Perpetual Cumulative Convertible Preferred Stock) or approximately 9.9% of the outstanding common stock of Doral Financial as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. According to the Schedule 13G, the interest of one of those investment companies, Fidelity Low Priced Stock Fund, amounted to 6,600,000 shares or approximately 6.1% of the outstanding common stock of Doral Financial. According to the Schedule 13G, Edward C. Johnson, III and FMR Corp., through their control of Fidelity Management Trust Company each has sole dispositive power over 493,045 shares owned by certain institutional accounts for which Fidelity Management Trust Company serves as investment manager.

Proposal 1

Election of Directors and Related Matters

Election of Directors

      The By-Laws of Doral Financial provide that the Board of Directors shall consist of not less than five nor more than eleven directors as shall be fixed from time to time by the Board of Directors. The number of Directors of Doral Financial has been fixed at nine in connection with the annual meeting. At the annual meeting, nine directors comprising the entire Board of Directors of Doral Financial are to be elected. The Board of Directors has proposed the nominees listed below for election as directors to serve until the 2006 annual meeting or until their successors are duly elected and qualified. All of the nominees currently are members of the Board of Directors and all the nominees were recommended for reelection by the Corporate Governance and Nominating Committee of the Board of Directors.

      Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve for a one year term. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for a substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

      There are no arrangements or understandings between Doral Financial and any person pursuant to which such person has been elected a director.

      The following table sets forth as of March 1, 2005, certain information with respect to each nominee for director.

		Director
Name	Principal Occupation and Other Information	Since

Salomón Levis(1)	Chairman of the Board and Chief Executive Officer of Doral Financial since February 1990; Chairman of the Board of Doral Bank, Doral Bank, FSB, Doral Securities, Inc., Sana Mortgage Corporation, Doral Insurance Agency, Inc. and Doral Money, Inc., each a direct or indirect wholly-owned subsidiary of Doral Financial; President and Chief Executive Officer of Doral Financial (1989 — 1991); Chairman of the Board, Doral Mortgage Corporation, a wholly-owned subsidiary of Doral Financial (1988 — 1990); President and Chief Operating Officer, Doral Mortgage Corporation (1985 — 1988). Age 62.	1988

Richard F. Bonini	Secretary of the Board of Doral Financial since December 1991; Senior Executive Vice President of the Corporation (1988 — 2003), Chief Financial Officer of Doral Financial (1996 — 2003); Director and Secretary of Doral Bank, FSB; Consultant to Culbro Corporation (1989 — 1990); Senior Vice President, Culbro Corporation and Vice President of Doral Financial (1976 — 1988). Age 66.	1976

Edgar M. Cullman, Jr.(2)	President and Chief Executive Officer of General Cigar Holdings, Inc. since December 1996; Chief Executive Officer Culbro Corporation from April 1996 to December 1996; President, Culbro Corporation from 1984 to December 1996; Executive Vice President, Culbro Corporation (1983 — 1984); President, General Cigar & Tobacco Co. (1980 — 1983); Director, General Cigar Holdings, Inc., and Bloomingdale Properties, Inc. (investments and real estate). Age 58.	1988

John L. Ernst(2)	Chairman of the Board and President of Bloomingdale Properties, Inc., since September 1984; Director, Griffin Land & Nurseries, Inc. Age 64.	1989

Peter A. Hoffman	Director HGH Associates (Financial Consulting) since April 2003; Self-employed consultant from June 2002 to March 2003; Partner with Deloitte & Touche LLP from 1975 to 2002; Director of Doral Bank, FSB from April 2003 to February 2004. Age 65.	2004

John B. Hughes	Vice President — Risk Management of the American Express Company since January 2002; Vice President and Assistant Treasurer, American Express International Bank from 1995 to 2001; Director of Doral Bank, FSB from October 2000 to December 2002. Age 49.	2002

Efraim Kier	President and Chief Executive Officer of A&M Holdings, Inc., San Juan, Puerto Rico (real estate development and management) since 1962. Age 75.	1998

Zoila Levis(1)	President and Chief Operating Officer of Doral Financial since August 1991; Director of Doral Bank, Doral Insurance Agency, Inc. and Doral Securities, Inc.; Executive Vice President of Doral Financial from January 1990 to August 1991; President of Z. Levis Assoc. (real estate development) from January 1985 to December 1989. Age 57.	1991

Harold D. Vicente	Attorney in private practice with the law firm of Vicente & Cuebas, San Juan, Puerto Rico, for more than the past five years. Age 59.	2000

(1)	Zoila Levis is the sister of Salomón Levis.
(2)	Edgar M. Cullman, Jr. and John L. Ernst are cousins.

Corporate Governance

      Doral Financial’s affairs are managed by, or are under the direction of, the Board of Directors pursuant to the General Corporations Law of the Commonwealth of Puerto Rico and Doral Financial’s By-Laws. Members of the Board of Directors are kept informed of the company’s business through discussions with the Chairman, with the President, the Chief Financial Officer, the Internal Auditor and with other key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Corporate Governance Guidelines

      Doral Financial conducts periodic reviews of its corporate governance policies and practices. This process includes comparing current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, we have adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics that the Board of Directors believes are the best corporate governance policies and practices for Doral Financial. In addition, we have adopted an Information Disclosure Policy, as well as comprehensive written charters for each of our Board committees and have committed increased resources to our internal audit department. During 2004, the Board of Directors created a new Risk Policy Committee which is responsible for the oversight of Doral Financial’s assessment and management of our interest rate risk, market risk and credit risk. The Risk Policy Committee is also charged with the review of Doral Financial’s derivatives activities. Copies of Doral Financial’s Corporate Governance Guidelines and Code of Business Conduct and Ethics as well as the written charters of our Board committees and the new Information Disclosure Policy may be found on our website at www.doralfinancial.com. You may also obtain a written copy of these documents by requesting them from our General Counsel at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717.

      During recent years, the Board of Directors adopted several procedures by which shareholders and employees can send communications to the Board of Directors or report possible legal or ethical violations. The Board of Directors has implemented a 24-hour toll-free hotline by which shareholders and employees may contact the Board of Directors. The number for the 24-hour toll-free hotline is 1-866-393-6725. Shareholders or employees may also direct their communications to Doral Financial’s non-management directors to either of the following addresses:

Doral Financial Corporation 387 Park Avenue South New York, NY 10016 Attention: Chairman of the Audit Committee	or	Doral Financial Corporation P.O. Box 564 Murray Hill Station New York, New York 10156 Attention: Chairman of the Audit Committee

Board Independence

      The Board of Directors is composed of a majority of directors who qualify as independent directors (“Independent Directors”) pursuant to the rules adopted by the Securities and Exchange Commission applicable to the corporate governance standards for companies listed on the New York Stock Exchange. If the proposed nominees for election are elected at the annual meeting, two-thirds of the Board of Directors will consist of Independent Directors. Doral Financial’s Board structure includes audit, compensation, risk policy and corporate governance and nominating committees consisting entirely of Independent Directors.

      In determining independence, the Board of Directors has affirmatively determined whether directors have a “material relationship” with Doral Financial. When assessing the “materiality” of a director’s relationship with Doral Financial, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to Doral Financial as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships. Independence means (1) not being, or having an immediate family member who is, a present or former employee of Doral Financial; (2) not personally receiving or having an immediate family member who receives more than $100,000 per year in direct compensation from Doral Financial other than director and committee fees and pension or other forms of deferred compensation for prior service; (3) not being employed, or having an immediate family member employed, as an executive officer of another company where any current executive of Doral Financial serves on that company’s compensation committee; (4) not being employed by or affiliated with or having an immediate family member employed by or affiliated with a present or former internal or external auditor of Doral Financial within the three previous years; or (5) not being a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to or receives payments from Doral Financial for property or services in an amount which exceeds the greater of $1 million, or 2% of Doral Financial’s or the other persons’s consolidated gross revenues.

      Applying these standards, the Board of Directors has determined that the following majority of directors and nominees are independent — Edgar M. Cullman, Jr., John L. Ernst, Peter A. Hoffman, John B. Hughes, Efraim Kier and Harold D. Vicente.

Directors’ Meetings

      The Board of Directors held twelve meetings during the year ended December 31, 2004. Each director attended at least 75% of the total number of meetings of the Board and of all committees on which he or she served during such period.

      Each of the current directors other than Edgar M. Cullman, Jr. attended last year’s annual stockholders’ meeting. While Doral Financial encourages directors to attend annual stockholders meetings it has not adopted a formal policy that all directors must attend annual stockholder’s meetings. As a practical matter, they will attend, because Doral Financial always schedules a regular Board of Directors meeting following the annual stockholders’ meeting.

Board Compensation

      Effective October 1, 2004, each member of the Board of Directors who is not an employee or consultant of Doral Financial receives an annual stipend of $36,000. Members of the Audit and Risk Policy committees receive additional annual stipends of $24,000 and $18,000, respectively. Members of other committees are paid a fee of $1,000 for each committee meeting attended on days when a regular Board meeting is not being held.

Indemnification of Directors

      Doral Financial has obtained directors and officers liability insurance for its directors and officers. Doral Financial’s Restated Certificate of Incorporation contains a provision that exempts directors from personal liability for monetary damages to Doral Financial or its shareholders for violations of the duty of care, to the fullest extent permitted by the Puerto Rico General Corporations Law. Doral Financial has also agreed to indemnify its directors and officers for certain liabilities to the fullest extent permitted by Puerto Rico law.

Executive Sessions

      Doral Financial’s independent directors meet regularly in executive sessions without management. The Board has not appointed a lead independent director. Instead, the chairmen of the Audit and Corporate Governance and Nominating Committees alternate presiding over the executive sessions.

Board Committees

      The Board of Directors has standing Audit, Compensation, Corporate Governance and Nominating, and Risk Policy committees. Current copies of the charters of each of these committees may be found on our website at www.doralfinancial.com and will be provided to shareholders upon written request to the General Counsel of Doral Financial at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717.

      The Audit Committee met seven times, the Compensation Committee met two times, the Risk Policy Committee met three times and the Corporate Governance and Nominating Committee met three times during 2004.

Audit Committee

      The functions of the Audit Committee are described below under the caption “Report of the Audit Committee.” The members of the Audit Committee are Messrs. Cullman, Jr., Hoffman, Hughes, Kier and Vicente. During the year, the Board examined the composition of the Audit Committee in light of the New York Stock Exchange’s new listing standards governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee met the New York Stock Exchange’s and SEC’s standards for independence. With respect to Mr. Cullman, Jr. the Board specifically considered the fact that he was a member of a shareholder group that owned approximately 10.7% of the outstanding common stock of Doral Financial. The Board believes that this level of ownership did not impair his independence for the following reasons. First, Mr. Cullman, Jr. disclaims beneficial ownership of all but 199,273 shares held by the group. Second, Mr. Cullman, Jr. has never been involved in the day-to-day management of Doral Financial. The Board of Directors has also determined that each member is financially literate and has designated Mr. Hughes and Mr. Hoffman as “audit committee financial experts” as such term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Under New York Stock Exchange rules, audit committee members may not receive any advisory or consulting fees for services to Doral Financial.

Corporate Governance and Nominating Committee

      The functions of the Corporate Governance and Nominating Committee include: making recommendations to the Board of Directors as to the size of the Board of Directors, recommending to the Board of Directors nominees for election as directors and making recommendations to the Board of Directors from time to time as to matters of corporate governance. The current members of the Corporate Governance and Nominating Committee are Messrs. Hoffman, Hughes, Kier and Vicente, each of whom has been determined to be independent by the Board of Directors.

      The Corporate Governance and Nominating Committee has not established any specific, minimum qualifications that the Committee believes must be met by a committee-recommended nominee for a position on Doral Financial’s Board of Directors. The Committee instead considers a variety of factors, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

      The Corporate Governance and Nominating Committee generally identifies qualified candidates on the basis of recommendations made by existing independent directors or management. In the past, it has also evaluated prospective candidates that serve as independent directors on the Board of Directors of Doral Financial’s federal savings bank subsidiary. The Committee and the Board’s policy is to evaluate potential nominees for election no differently regardless of whether the nominee is recommended by shareholders, a non-management Board member or Doral Financial’s management. The Committee will consider potential nominees from all these sources, develop information from a variety of sources regarding the potential nominee, evaluate the potential nominee’s qualifications and make a decision whether to nominate any potential nominees to the Board.

      The Corporate Governance and Nominating Committee will consider qualified candidates suggested by shareholders upon written submission by a shareholder in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Shareholder nominations to the Board must be made by January 20, 2006 in accordance with provisions of Doral Financial’s bylaws. Doral Financial’s bylaws contain certain additional information requirements related to shareholder nominations. You can obtain a copy of Doral Financial’s bylaws by writing to the Corporate Secretary at the address shown on the cover page of this proxy statement.

Compensation Committee

      The Compensation Committee is charged with reviewing Doral Financial’s general compensation strategy, reviewing benefit programs, administering Doral Financial’s stock option and omnibus plans, approving the compensation of the Chief Executive Officer and approving certain other employment contracts for senior executive officers. The members of the Compensation Committee are Messrs. Ernst, Hughes and Kier, each of whom has been determined to be independent by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

      Neither of Messrs. Ernst, Hughes or Kier is or was during 2004 an executive officer of Doral Financial. Since January 1, 2004, none of the executive officers of Doral Financial has served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a compensation committee member or director of Doral Financial.

Risk Policy Committee

      Effective September 3, 2004, the Board established a Risk Policy Committee which is responsible for oversight of the CEO’s and senior management’s responsibilities to assess and manage Doral Financial’s interest rate risk, market risk and credit risk and is also responsible for the review of Doral Financial’s hedging and derivatives activities. The members of the Risk Policy Committee are Messrs. Hoffman, Hughes and Vicente, each of whom has been determined to be independent by the Board of Directors.

Certain Relationships and Related Transactions

      Mr. Cullman, Jr. is a director and executive officer of General Cigar Holdings, Inc., a subsidiary of which leases space in a commercial building in New York City to Doral Bank, FSB, Doral Financial and Doral Money for use as a bank branch and administrative offices. The lease payments made to General Cigar Holdings during 2004 were $1.1 million and represented less than 2% of the consolidated gross revenues of either General Cigar Holdings or Doral Financial. Doral Financial believes that the lease terms are no less favorable to Doral Financial than those that could be obtained from non-affiliated parties based on lease terms offered by landlords to unaffiliated tenants for comparable properties in the New York Metropolitan area.

      During 2004, Aidiliza Levis, the daughter of David Levis, the former Chairman of the Board and a director emeritus of Doral Financial, sister of Mario S. Levis, a Senior Executive Vice President and Treasurer of Doral Financial, and of David R. Levis, the President of HF Mortgage Bankers Division, and the niece of Salomón Levis and Zoila Levis, the Chairman of the Board and President, respectively, of Doral Financial, was employed as the President of Centro Hipotecario de Puerto Rico, Inc., a wholly-owned subsidiary of Doral Financial.

During 2004, she received compensation of $770,020 (including contributions to Doral Financial’s Retirement and Incentive Savings Plan), consisting of $94,900 in basic salary and benefits and $675,120 in incentive compensation.

      During 2004, David R. Levis, the son of David Levis, the brother of Mario S. Levis and Aidiliza Levis, and the nephew of Salomón Levis and Zoila Levis, was employed as President of HF Mortgage Bankers Division, a division of Doral Financial. During 2004, he received salary and related compensation of $486,760 (including contributions to Doral Financial’s Retirement and Incentive Savings Plan).

      During 2004, Joseph Levis, the son of Salomón Levis, the nephew of David Levis and Zoila Levis and cousin of Aidiliza Levis, Mario S. Levis and David R. Levis, was employed as a loan underwriter by Doral Bank, a wholly-owned subsidiary of Doral Financial. During 2004, he received salary and related compensation of $87,551.

      During 2004, Mariela Levis, the daughter of Salomón Levis, the nephew of David Levis and Zoila Levis and cousin of Aidiliza Levis, Mario S. Levis and David R. Levis, was employed as a loan underwriter by Doral Bank, a wholly-owned subsidiary of Doral Financial. During 2004, she received salary and related compensation of $64,550.

      During 2004, Samuel Levis, the son of Salomón Levis, the nephew of David Levis and Zoila Levis and cousin of Aidiliza Levis, Mario S. Levis and David R. Levis, was employed as an underwriter associate by Doral Mortgage Corporation, a wholly-owned subsidiary of Doral Financial. During 2004, he received salary and related compensation of $48,200.

      During 2004, Doral Financial made contributions of $200,000 to the Fundación Chana Goldstein y Samuel Levis, Inc., a Puerto Rico not-for-profit corporation engaged in various charitable activities in Puerto Rico addressing homelessness, substance abuse, violence and high-school drop-out problems. Salomón Levis, Zoila Levis and David Levis are members, among others, of the board of trustees of Fundación Chana Goldstein y Samuel Levis, Inc., and María Fernanda Levis, the daughter of David Levis, is the executive director of this entity. Doral Financial also provides rent free office space and other significant human and operational resources to support the activities of this entity.

      During 2004, Doral Financial purchased one floor and 52 parking spaces in a commercial condominium building adjacent to its headquarters facilities from a partnership in which Arturo Madero, the spouse of Zoila Levis, the President of Doral Financial, has a 50% beneficial interest. The purchase price was $4.4 million or approximately $238 per square foot for the floor and approximately $926,000 for the parking spaces. The purchase price was similar to that paid by unrelated parties for other floors in the building.

      During 2004, Doral Financial purchased $13.2 million in mortgage loans from Easy Money, Inc., a company that until August 27, 2004 was controlled by the husband of Aidiliza Levis, who is also the brother-in-law of Mario S. Levis and David R. Levis. All such purchases were made in the ordinary course of business on substantially the same terms, including purchase prices, as those available for comparable transactions with unrelated parties. Easy Money, Inc. was acquired by Citigroup on August 27, 2004.

      From time to time, Doral Financial or its subsidiaries make mortgage loans to persons who purchase homes in residential housing projects developed by entities controlled by Efraim Kier, a director of Doral Financial, and Arturo Madero, the spouse of Zoila Levis, the President of Doral Financial. All such loans have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions for persons purchasing homes in projects developed by unaffiliated persons. Management believes that these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

      Doral Bank and Doral Bank, FSB, each a wholly-owned subsidiary of Doral Financial, have had, and expect to have in the future banking transactions in the ordinary course of business with directors and executive officers of Doral Financial as well as their affiliated entities. In particular, Doral Bank has made construction loans to development entities controlled by Arturo Madero, the spouse of Zoila Levis, the President of Doral Financial. All extensions of credit to any of these persons by Doral Bank or Doral Bank, FSB have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

      The following table shows certain information with respect to mortgage loans made by Doral Financial’s mortgage banking units to executive officers of Doral Financial and to certain related interests of directors and executive officers of Doral Financial. The table does not include loans made in the ordinary course of business by Doral Financial’s banking subsidiaries or loans sold to investors prior to January 1, 2004. Doral Financial believes that all such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. Management believes that these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

	Year
	Loan	Highest Principal	Principal Balance	Interest
Name and Position	Made	Amount During 2004	At 12/31/04	Rate

River Hills, S.E.(1)	2001	$822,165	$812,165	1.5% over
				prime
Costa Real, S.E.(1)	2000	48,000	48,000	1.0% over
				prime
Mario S. Levis(2)(3)	2004	900,000	897,931	5.250%
Luis Aponte(2)(3)	2004	174,280	174,280	4.375%

     (1) Partnership controlled by Arturo Madero, the spouse of Zoila Levis, the President and a director of Doral Financial. These loans are construction or lands loans and secured by real estate mortgages.

     (2) Loan secured by residential mortgage.

     (3) Loan was sold to investor during 2004 and is being serviced by Doral Financial.

Report of the Audit Committee

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Doral Financial under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Doral Financial specifically incorporates this Report by reference therein.

      During fiscal 2000, the Audit Committee of the Board of Directors developed a written charter for the Audit Committee, which was approved by the full Board on June 5, 2000, amended and restated on February 1, 2001 and further revised on January 23, 2004. The complete text of the charter, as amended and restated, which reflects the standards set forth in SEC regulations and New York Stock Exchange listing rules, is reproduced as Appendix A hereto and is available through the Corporate Governance page of our website at www.doralfinancial.com and will be provided to shareholders upon written request.

      The role of the Audit Committee is to assist the Board of Directors in its oversight of Doral Financial’s financial reporting process. As set forth in the charter, Doral Financial’s management is responsible for the preparation, presentation and integrity of Doral Financial’s financial statements, and for Doral Financial’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for auditing Doral Financial’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

      In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect and by the Sarbanes-Oxley Act of 2002. Finally, the Committee discussed with PricewaterhouseCoopers LLP matters related to their independence and has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and considered whether any other non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the auditor’s independence.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Doral Financial’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Doral Financial’s auditors are in fact “independent.”

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements of Doral Financial be included in Doral Financial’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

Members of the Audit Committee

Edgar Cullman, Jr., Chairman
Peter A. Hoffman
John B. Hughes
Efraim Kier
Harold D. Vicente, Esq.

Dated: March 15, 2005

Executive Officers Who Are Not Directors

      The following information is supplied with respect to the executive officers of Doral Financial who do not serve on Doral Financial’s Board of Directors. There are no arrangements or understandings pursuant to which any of these executive officers was selected as an officer, except for their employment agreements with Doral Financial. None of the executive officers shown below is related to any other director or executive officer of Doral Financial by blood, marriage or adoption, except that Mario S. Levis and David R. Levis are nephews of Salomón Levis and Zoila Levis and are brothers.

	Principal Occupation
Name	During the Past Five Years	Age

Luis Aponte	Corporate Controller since August 2002 and Senior Vice President since October 2003; Financial Controller of Doral Financial and Doral Mortgage Corporation from December 1998 to August 2002; Vice President — Controller of Economic Development Bank for Puerto Rico from May 1993 to December 1998.	47

Israel Bravo	Executive Vice President and Corporate Information Technology Officer since April 2002; Director of Doral Bank; Executive Vice President of Doral Bank from June 2000 to March 2002, Senior Vice President of Doral Bank from September 1993 to June 2000.	41

Mario S. Levis	Senior Executive Vice President of Doral Financial since April 2002 and Treasurer of Doral Financial since December 1991; Executive Vice President of Doral Financial from September 1995 to April 2002; Director of Doral Securities, Inc.; Executive Vice President of Doral Mortgage Corporation; Senior Executive Trader of Doral Financial from 1988 to December 1991; Trader, Merrill Lynch Pierce Fenner & Smith Incorporated (1987 — 1988).	41

David R. Levis	President, HF Mortgage Bankers Division since February 2002; Senior Vice President of HF Mortgage Bankers Division from April 2000 to January 2002; Vice President — Production of HF Mortgage Bankers Division from January 1999 to April 2000; Loan Processing Supervisor with HF Mortgage Bankers Division from March 1998 to January 1999.	32

Ricardo Meléndez	Executive Vice President since August 2002 and Chief Financial Officer since January 2004; Chief Accounting Officer of Doral Financial from July 1995 to December 2003; Senior Vice President of Doral Financial from July 1995 to August 2002; Chief Financial Officer of Doral Bank, a wholly-owned subsidiary of Doral Financial, from September 1993 to July 1995; Senior Assistant to CEO and CFO of Doral Financial from May 1991 to September 1993; Auditor, Price Waterhouse from July 1986 to May 1991.	46

Julio Micheo	Executive Vice President and Head of Funds Management Group since January 2005; President of Doral Securities, Inc. from January 2002 to January 2005; Executive Vice President of Doral Securities, Inc. from June 2001 to January 2002; Senior Vice President — Sales Development Director of Doral Securities, Inc. from February 2000 to June 2001.	45

Fernando Rivera Munich	Executive Vice President since August 2002 and General Counsel and Assistant Secretary since March 1999; Senior Vice President from March 1999 to August 2002; Vice-Chairman of Doral Bank since January 2003; President of Doral Insurance Agency since December 2000; Special Counsel, McConnell Valdés (law firm) from August 1998 to February 1999; Vice President and General Counsel, Citibank (Puerto Rico branch), Central and Caribbean region from July 1990 to July 1998.	51

Frederick C. Teed	Executive Vice President — Banking Operations since March 1996; Director of Doral Bank and Doral Money, Inc. since 1998 in both cases, Federal Thrift Regulator, Office of Thrift Supervision, Department of the U.S. Treasury, for more than five years prior thereto.	47

Edison Vélez	Executive Vice President of Doral Financial and Chief Executive Officer of Doral Mortgage Corporation since March 2002; President of Doral Mortgage for more than five years prior thereto. Director Doral Mortgage Corporation.	43

Section 16(a) Beneficial Ownership Reporting Compliance

      Based on reports filed with the SEC and information obtained from officers and directors of Doral Financial, Doral Financial is not aware of any failure by the executive officers or directors of Doral Financial to file on a timely basis any reports required to be filed by Section 16(a) of Securities Exchange Act of 1934 with respect to beneficial ownership of shares of Doral Financial except for two late reports filed by Edison Vélez relating to the sale of an aggregate of 27,000 shares, and the grant of stock options to acquire 100,000 shares, respectively.

Executive Compensation

Board Compensation Committee Report on Executive Compensation

      The following Board Compensation Committee Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed incorporated by reference into any other filing of Doral Financial under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Doral Financial specifically incorporates this Report therein and shall not otherwise be deemed filed under such Acts.

      Philosophy. The compensation policy of Doral Financial is to provide its executive officers and managers with a level of pay and benefits that will assure Doral Financial’s competitiveness and continued growth. This policy is designed to provide continuity in senior management by retaining key executives critical to Doral Financial’s long-term success. Doral Financial competes for talented executives in Puerto Rico’s highly competitive financial services market where successful entrepreneurial executives are highly compensated and difficult to recruit. To obtain and retain highly qualified and motivated executives, the Compensation Committee believes it is advisable to enter into employment agreements with senior executive officers that contain incentive arrangements which compensate highly for profitability and performance. The Compensation Committee’s philosophy to rely on employment agreements with incentive agreements has proven successful in retaining key senior executives.

      The employment agreements negotiated by the Compensation Committee normally include base salaries and incentive compensation arrangements designed to reward management for achieving specified performance levels. In order to determine appropriate levels of executive compensation, the Compensation Committee considers various factors, including historical compensation packages and individual corporate performance. Generally, as a person’s level of responsibility increases, greater portions of total compensation are based on performance as opposed to base salaries and benefits. Compensation packages of senior executive officers have been structured to attempt to compensate them based on the performance of Doral Financial as a whole, while in the case of officers with more limited oversight responsibilities, the productivity of their particular divisions or subsidiaries may be used. The Committee also believes that caps on maximum amounts should be set on incentive based bonus in order to avoid possible distortions in overall compensation.

      The Compensation Committee also administers Doral Financial’s 1997 Employee Stock Option Plan and the Doral Financial Corporation Omnibus Incentive Plan. In January 2004, the Committee voted to grant stock options under the 1997 Option Plan to the four most senior executive officers of Doral Financial in order to tie a significant portion of their compensation to increases in the price of Doral Financial’s common stock realized by all of Doral Financial’s stockholders. Following the adoption of the Omnibus Incentive Plan, no further grants will be made under the 1997 Option Plan. Under the Omnibus Incentive Plan, employees of Doral Financial, including executive officers, may receive options, restricted stock, restricted units, dividend equivalents, long-term performance units, performance shares and annual incentive awards. Doral Financial’s new Omnibus Incentive Plan allows the Committee greater flexibility in structuring stock-based compensation packages to attract and retain key executives and to structure arrangements that follow the latest trends in executive compensation, including the possible use of restricted stock grants instead of stock options.

      Chief Executive Officer’s Compensation. On January 1, 2004, Doral Financial entered into a new two year employment agreement (the “2004 Employment Agreement”) with Salomón Levis, the Chief Executive Officer of Doral Financial, to replace the two year employment agreement that expired on December 31, 2003. The 2004 Employment Agreement became effective as of January 1, 2004 and terminates on December 31, 2005. As in the past, the Compensation Committee continues to believe that return on equity is of material importance to the overall long-term growth and profitability of Doral Financial. Accordingly, as with Mr. Levis’ prior employment agreements, in addition to a base annual salary, the 2004 Employment Agreement provides for a cash incentive bonus equal to 15% of Doral Financial’s adjusted net income over a minimum threshold of a 15% return on common stockholders’ equity. In the 2004 Employment Agreement, the Committee felt it was appropriate to increase the base annual salary from $1.8 million to $2.4 million. This decision was based on the excellent performance achieved by Doral Financial under Mr. Levis’ tenure as Chief Executive Officer as well as by the fact that the size and complexity of Doral Financial’s operations continue to increase. Over the last five years, Doral Financial has consistently achieved a return on assets and equity well above the banking institutions included in the S&P 500 Bank Index. These results led Forbes Magazine to give Mr. Levis an A+ in pay-vs.-performance in their May 12, 2003 article evaluating CEO compensation. For similar reasons, the Committee felt it was appropriate to raise the maximum amount of incentive compensation payable in a year from $1.8 million to $2.4 million.

      The Committee felt that stock-based compensation in the form of stock options should form an essential element of Mr. Levis’ overall compensation package. Accordingly, under the 2004 Employment Agreement Doral Financial granted Mr. Levis stock options to acquire 600,000 shares of Doral Financial’s common stock. The number of options granted after adjustments for stock splits represents an approximately 11% decrease in the number of options granted under his prior agreement. The Committee felt the reduction was appropriate given the increases in salary and incentive compensation. The options have an exercise price of $31.51 per share, the closing price of the common stock on January 2, 2004, the date of grant (as adjusted for stock splits). The options vest over a two year period corresponding to the term of his employment agreement. The Committee continues to believe that the use of stock-based compensation is an effective tool to further align the interests of senior management with those of stockholders because the value of such awards are directly tied to increases in the price of Doral Financial’s stock.

      As in prior employment agreements, Mr. Levis was not granted any special severance arrangements. In the event Mr. Levis is terminated following a change of control of Doral Financial, Mr. Levis employment agreement provides that he is entitled to receive all compensation due from the calendar year in which he was terminated.

      Section 162(m) of the Internal Revenue Code. The Committee has considered the impact of the provisions of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) that provides that compensation paid to a corporation’s chief executive officer or its four other most highly compensated executive officers may not be deducted for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. Because as a Puerto Rico corporation Doral Financial is not required to pay federal income taxes except for any income related to the conduct of a trade or business in the United States, Section 162(m) should not limit the tax deductions available to Doral Financial for executive compensation in the near future.

Compensation Committee of the Board of Directors

John L. Ernst, Chairman
John B. Hughes
Efraim Kier

Dated: March 15, 2005

Employment Agreements, Termination of Employment and Change in Control Arrangements

     Employment Agreements

      Doral Financial entered into a two year employment agreement, dated as of January 1, 2004, with Salomón Levis, Chairman of the Board and Chief Executive Officer of Doral Financial, which became effective as of the same date and expires on December 31, 2005. Under the terms of the agreement, Mr. Levis is entitled to receive annually a base salary of $2,400,000 plus incentive compensation equal to 15% of the amount of Doral Financial’s annual consolidated net income after taxes and after adding back incentive compensation payable to executive officers of Doral Financial (“Adjusted Net Income”) in excess of an amount equal to a 15% return on common stockholders’ equity. Mr. Levis’ annual salary and cash incentive compensation is subject to a maximum of $4.8 million per year. Under the terms of the agreement, Mr. Levis was also granted stock options to acquire 600,000 shares of common stock at an exercise price of $31.51 per share, the market price of the common stock on the date of grant.

      Doral Financial entered into a two year employment agreement dated as of January 1, 2004, with Zoila Levis, President of Doral Financial, which became effective as of the same date and expires on December 31, 2005. Under the terms of the agreement, Zoila Levis is entitled to receive annually a base salary of $1,000,000 plus incentive compensation equal to 5% of Adjusted Net Income in excess of an amount equal to a 15% return on common stockholders’ equity. Ms. Levis’ annual salary and cash incentive compensation is subject to a maximum of $2,200,000 per year. Under the terms of the agreement, Zoila Levis was granted stock options to acquire 300,000 shares of common stock at an exercise price of $31.51 per share, the market price of the common stock on the date of grant.

      Doral Financial entered into a two year employment agreement, dated as of January 1, 2004, with Mario S. Levis, Senior Executive Vice President and Treasurer of Doral Financial, which became effective as of the same date and expires on December 31, 2005. Pursuant to the terms of the agreement, Mr. Levis is entitled to receive annually a base salary of $550,000 plus incentive compensation equal to 5% of Adjusted Net Income in excess of an amount equal to a 15% return on common stockholders’ equity. Mr. Levis’ annual salary and cash incentive compensation is subject to a maximum of $1,210,000 per year. Under the terms of the Agreement, Mr. Levis was granted stock options to acquire 270,000 shares of common stock at a price of $31.51 per share, the market price of the common stock on the date of grant.

      Doral Financial entered into a two year employment agreement, dated as of January 1, 2004, with Ricardo Meléndez, Executive Vice President and Chief Financial Officer of Doral Financial, which became effective as of the same date and expires on December 31, 2005. Pursuant to the terms of the agreement, Mr. Meléndez, who was appointed Chief Financial Officer effective January 1, 2004, is entitled to receive annually a base salary of $250,000 plus incentive compensation equal to 5% of Adjusted Net Income in excess of an amount equal to a

15% return on common stockholders’ equity. Mr. Meléndez’s annual salary and cash incentive compensation is subject to a maximum of $500,000 per year. Under the terms of the agreement, Mr. Meléndez was granted stock options to acquire 200,000 shares of common stock at an exercise price of $31.51 per share, the market price of the common stock on the date of grant.

      Doral Financial entered into a two year employment agreement, dated as of January 1, 2004, with Edison Vélez, Executive Vice President of Doral Financial and CEO of Doral Mortgage, which became effective on the same date and expires on December 31, 2005. Pursuant to the terms of the agreement, Mr. Vélez is entitled to receive annually (i) a base salary of $300,000 and (ii) an incentive bonus equal to the lesser of (a) $300,000 and (b) 3% of the net income of Doral Mortgage over and above $3 million derived from mortgage banking activities. Pursuant to the agreement, one-half of the incentive bonus is deferred. Under the terms of the Agreement, Mr. Vélez was granted stock options to acquire 100,000 shares of common stock at a price of $31.51 per share, the market price of the common stock on the date of grant.

      On February 23, 2002, David R. Levis was appointed President of Doral Financial’s HF Mortgage Bankers Division. On February 24, 2004, Doral Financial entered into a two year employment agreement retroactive to January 1, 2004 providing for an annual salary of $475,000 and the grant of stock options to acquire 75,000 shares of common stock at an exercise price of $32.96 per shares, the market price of the common stock on the date of grant.

      Effective December 31, 2003, Richard Bonini retired as the Senior Executive Vice President and Chief Financial Officer of Doral Financial. Mr. Bonini, however, continues to serve as a Director and Corporate Secretary of Doral Financial. Doral Financial entered into a consulting agreement, dated as of January 1, 2004, with Mr. Bonini which became effective as of the same date and expires on December 31, 2005. Pursuant to the terms of the agreement, Mr. Bonini is obligated to provide consulting services to Doral Financial in return for annual compensation of $300,000, plus continuous medical coverage and reimbursement of out-of-pocket expenses.

      Doral Financial entered into an employment agreement, dated as of April 1, 2004, with Frederick C. Teed, Executive Vice President of Doral Financial Corporation. The Agreement is for a 36 month term ending on April 1, 2007. Pursuant to the terms of the Agreement, Mr. Teed is entitled to a salary of $165,000 per year as well as a discretionary year end bonus.

      Doral Financial entered into an employment agreement, dated as of July 11, 2003, with Israel Bravo, Executive Vice President and Information Technology Officer. The agreement has a term expiring on March 30, 2006 and provides for an annual salary of $250,000, plus an annual discretionary bonus based on individual performance.

     Change in Control Arrangements

      The Doral Financial Corporation Omnibus Incentive Plan provides that upon the occurrence of a change of control of Doral Financial, each outstanding option and SAR shall become fully exercisable and all restrictions on outstanding restricted stock and restricted units shall lapse. In addition, any long-term performance unit awards and performance share awards outstanding will be paid in full at target. Such payments shall be made within 30 days of the change of control, and the participants may opt to receive such payments in cash. The Compensation Committee may, in its discretion, provide for cancellation of each option, SAR, restricted stock and restricted unit in exchange for a cash payment per share based upon the change of control price. This change of control price is the highest share price offered in conjunction with any transaction resulting in a change of control (or, if there is no such price, the highest trading price during the 30 days preceding the change of control event). Notwithstanding the foregoing, no acceleration of vesting or exercisability, cancellation, cash payment or other settlement shall occur with respect to any option, SAR, restricted stock, restricted unit, long-term performance unit award or performance share award if the Compensation Committee reasonably determines in good faith prior to the change of control that such awards will be honored or assumed or equitable replacement awards will be made by a successor employer immediately following the change of control and that such awards will vest and payments will be made if a participant is involuntarily terminated without cause.

      For purposes of the Omnibus Plan, “change of control” means: (i) the acquisition, directly or indirectly, of securities of Doral Financial representing at least 25% of the combined voting power of the outstanding securities of Doral Financial by any “person” (within the meaning of Section 3(a)(9) of the Exchange Act) other than by Doral Financial, its subsidiaries or any employee benefit plan of Doral Financial or its subsidiaries; (ii) any transaction occurs with respect to Doral Financial which is subject to the prior notice requirements of the Change in Bank Control Act of 1978; (iii) any transaction occurs with respect to Doral Financial which will require a “company” as defined in the Bank Holding Company Act of 1956, as amended, to obtain prior approval of the Federal Reserve Board under Regulation Y; (iv) any plan or proposal for the liquidation of Doral Financial is adopted by the stockholders of Doral Financial; (v) individuals who, as of the effective date of the Omnibus Plan, constitute Doral Financial’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the such date whose election, or nomination for election by Doral Financial’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board of Directors, (vi) all or substantially all of the assets of Doral Financial are sold, liquidated or distributed; (vii) there occurs a reorganization, merger, consolidation or other corporate transaction involving Doral Financial (a “Transaction”), in each case, with respect to which the stockholders of Doral Financial immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of Doral Financial or other corporation resulting from such Transaction; or (viii) any other event the Board of Directors determines to be a “change of control.” Notwithstanding the foregoing, a change of control will not be deemed to have occurred merely as a result of an underwritten offering of the equity securities of Doral Financial where no person acquires more than 25% of the beneficial ownership interests in such securities being offered.

      Under the 1997 Employee Option Plan, upon the occurrence of certain change of control transactions involving the Corporation, all options then outstanding under the 1997 Option Plan become immediately exercisable.

      The 1997 Option Plan defines a “change of control” transaction as a transaction in which (1) any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding Doral Financial and any of its wholly-owned subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of Doral Financial as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (2) the shareholders of Doral Financial approve (A) any consolidation or merger of the Doral Financial in which Doral Financial is not the surviving corporation (other than a merger of Doral Financial in which the holders of common stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Doral Financial to an entity which is not a wholly-owned subsidiary of Doral Financial. Upon the consummation of any of such transactions, all outstanding Options under the Plan shall, to the extent not previously exercised, terminate and cease to be outstanding.

     Severance Agreements

      Each of the employment agreements with Salomón Levis, Zoila Levis, Mario S. Levis, Edison Vélez, Ricardo Meléndez and David R. Levis provide that if such agreements are terminated following a change of control of Doral Financial, the named executive officer would be entitled to receive all compensation due under the agreement for the calendar year in which such termination occurs. Under each of these agreements, except in the event of a change of control, the named executive must be employed for the entire year to receive any incentive compensation with respect to that year. For purposes of computing the incentive compensation under each of the employment agreements with Salomón Levis, Zoila Levis, Mario S. Levis and Ricardo Meléndez, shares of nonconvertible preferred stock are not treated as common stockholders’ equity and the dividends payable on such preferred stock are treated as interest that reduces Adjusted Net Income. In the case of Frederick C. Teed’s employment agreement, in the event of a change of control involving Doral Financial, Mr. Teed is entitled to a lump sum payment equal to his basic salary for the remaining term of the Agreement.

Summary Compensation Table

      The following table includes information concerning the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of Doral Financial. The compensation shown is for all services rendered in all capacities during the fiscal years ended December 31, 2004, 2003 and 2002.

					Long Term
					Compensation
	Annual Compensation
					Number of
Name and				Other Annual	Stock Options	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Granted(2)	Compensation(3)

Salomón Levis	2004	$2,400,000	$2,400,000	$7,560	600,000	$-0-
Chairman of the Board and	2003	1,800,000	1,800,000	-0-	-0-	-0-
Chief Executive Officer	2002	1,800,000	1,800,000	-0-	675,000	27,786

Zoila Levis	2004	$1,000,000	$1,200,000	$8,894	300,000	$4,000
President and	2003	750,000	750,000	-0-	-0-	4,000
Chief Operating Officer	2002	750,000	750,000	-0-	337,500	14,474

Mario S. Levis	2004	$550,000	$660,000	$-0-	270,000	$4,000
Senior Executive Vice President and	2003	400,000	425,000	-0-	-0-	4,000
Treasurer	2002	400,000	425,000	-0-	303,750	6,822

Edison Vélez(4)	2004	$300,000	$300,000	$11,819	100,000	$4,000
Executive Vice President and	2003	250,000	300,000	-0-	-0-	4,000
CEO of Doral Mortgage	2002	250,000	300,000	-0-	112,500	4,197

Ricardo Meléndez	2004	$250,000	$250,000	$9,575	200,000	$4,000
Executive Vice President and	2003	200,000	100,000	-0-	-0-	4,000
Chief Financial Officer	2002	168,463	85,000	-0-	-0-	3,981

(1) Amounts correspond entirely to car allowances. They do not include amounts expended by Doral Financial pursuant to plans (including group life and health) that do not discriminate in scope, term or operation in favor of executive officers or directors of Doral Financial and that are generally available to all salaried employees. Amounts shown also do not include amounts expended by Doral Financial which may have a value as a personal benefit to the named individual. The value of perquisites and such other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(2) Represents shares subject to stock option grants, as adjusted for 3-for-2 stock split effective December 11, 2003.

(3) The amounts shown represent Doral Financial’s contribution to the Doral Financial Corporation Retirement and Incentive Savings Plan, a profit sharing plan with a cash or deferred arrangement and to Doral Financial’s Target Benefit Pension Plan that was terminated during 2001, but certain contributions were made in 2002.

(4) The amounts shown as bonus for Mr. Vélez include $150,000 that was deferred for each of the years shown.

Options Granted During 2004

      The table below shows the following information with respect to options granted during 2004 to Doral Financial’s Chief Executive Officer and to the other executive officers named in the Cash Compensation Table:

•	the number of shares of common stock underlying options granted during the year;

•	the percentage that such options represent of all options granted to employees during the year;

•	the exercise price;

•	the expiration date; and

•	the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

      The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and Doral Financial’s use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

		% of Total
		Options
	Number of	Granted to	Exercise		Hypothetical
	Options	Employees in	Price	Expiration	Value at
Name	Granted	Fiscal Year	($/Share)	Date	Grant Date(1)

Salomón Levis	600,000	38.5%	$31.51	1/1/14	$7,470,000
Zoila Levis	300,000	19.2%	31.51	1/1/14	3,735,000
Mario S. Levis	270,000	17.3%	31.51	1/1/14	3,361,500
Edison Vélez	100,000	6.4%	31.51	1/1/14	1,245,000
Ricardo Meléndez	200,000	12.8%	31.51	1/1/14	2,490,000

     (1) The estimated present value at grant date of options granted during 2004 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of nine years; a risk-free rate of return of 4.39%; a volatility rate of 31%, a dividend yield of 1.51% and a ten year option term. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” as amended.

Options Exercises and Values for 2004

      The table below sets forth the following information for the persons named in the Cash Compensation Table at December 31, 2004:

•	the number of shares of Doral Financial common stock acquired upon exercise of stock options during 2004;

•	the aggregate dollar value realized upon exercise of those options;

•	the total number of exercisable and unexercisable stock options held at December 31, 2004; and

•	the aggregate dollar value of in-the-money exercisable and unexercisable options at December 31, 2004.

      None of the executive officers named in the Cash Compensation Table exercised any stock options during 2004. There were no out-of-the money stock options outstanding as of December 31, 2004.

					Value of Unexercised
			No. of Unexercised		In-the-Money
	No. of Shares		Options at 12/31/04		Options at 12/31/04(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Salomón Levis	-0-	$-0-	1,879,500	300,000	$67,730,941	$5,322,006
Zoila Levis	-0-	-0-	939,750	150,000	33,865,471	2,661,000
Ricardo Meléndez	-0-	-0-	100,000	100,000	1,774,000	1,774,000
Mario S. Levis	-0-	-0-	778,500	135,000	27,501,608	2,394,900
Edison Vélez	-0-	-0-	162,500	50,000	4,619,126	887,000

     (1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $49.25, the last sales price reported for the common stock on the New York Stock Exchange on December 31, 2004.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2004, regarding shares of common stock that may be issued to all Doral Financial employees under its 1997 Employee Stock Option Plan and its Omnibus Incentive Plan, its only equity-based compensation plans currently in effect.

Number of
Securities Remaining
Available for
Future Issuance
Under Equity
		Number of		Compensation
		Securities	Weighted-	Plans
		to be Issued Upon	Average	(Excluding
		Exercise of	Exercise Price of	Securities Reflected
		Outstanding	Outstanding	in the Second
	Plan Category	Options	Options	Column)

Equity compensation plans approved by security holders	1997 Employee Stock Option Plan(1)	5,527,538	$16.08	-0-
	Omnibus Incentive Plan(2)	-0-	-0-	4,000,000
Equity compensation plans not approved by security holders	None

Total		5,527,538	$16.08	4,000,000

     (1) The 1997 Employee Stock Plan was approved by the shareholders of Doral Financial on April 16, 1998. On April 18, 2001, Doral Financial’s shareholders voted to increase the total number of shares authorized to be issued under the plan to 6,750,000 shares.

     (2) The Omnibus Incentive Plan was approved by shareholders of Doral Financial on April 21, 2004.

Summary of Compensation Plans

      1997 Employee Stock Option Plan. Doral Financial has in effect the 1997 Employee Stock Option plan (the “1997 Option Plan”). The 1997 Option Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), none of whose members may receive options. Under the 1997 Option Plan, as amended, an aggregate of 6,750,000 shares of common stock have been authorized for issuance upon exercise of options, subject to adjustment for stock splits, recapitalizations and similar events. Following the adoption of the Doral Financial Corporation Omnibus Incentive Plan by shareholders on April 21, 2004, no further grants will be made under the 1997 Option Plan.

      Doral Financial Corporation Omnibus Incentive Plan. Doral Financial also has in effect the Doral Financial Corporation Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan is also administered by the Committee. Under the Omnibus Plan, an aggregate of 4,000,000 shares of common stock have been authorized for issuance upon exercise of awards, subject to adjustments for stock splits, recapitalizations and similar events. As of the date of this proxy statement, no awards had been made under the Omnibus Plan.

      The Omnibus Plan provides for grants of incentive stock options (“ISOs”) qualifying for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, qualified stock options (“QSOs”) qualifying for special tax treatment under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, nonstatutory stock options (“Nonstatutory Options”), stock appreciation rights (“SARs”), restricted stock units (“Restricted Units”), restricted stock (“Restricted Stock”), dividend equivalents (“Dividend Equivalents”), long-term performance units (“Long-Term Performance Units”), performance shares (“Performance Shares”) and annual incentive awards (“Annual Incentive Awards”), whether granted singly, in combination or in tandem, pursuant to which common stock, cash or other property may be delivered to the award recipient.

      Unless otherwise determined by the Committee, options will become exercisable in one-third increments on each of the first three anniversaries of the date of grant. The Committee may also establish performance-based criteria for the exercisability of any option. Generally, options must be granted with an exercise price that is at least equal to the fair market value (as defined in the Omnibus Plan) of Doral Financial’s common stock.

      Generally, SARs may be granted as freestanding awards, or in tandem with other types of grants. Unless the Committee determines otherwise, the terms and conditions applicable to (i) SARs granted in tandem with options will be substantially identical to the terms and conditions applicable to the tandem options, and (ii) freestanding SARs will be substantially identical to the terms and conditions that would have been applicable were the grant of the SARs a grant of an option.

      Restricted Stock, Restricted Units and Dividend Equivalents may be converted into shares of common stock upon the lapse of restrictions. The Committee may, in its discretion, pay the value of Restricted Units and Dividend Equivalents in common stock, cash or a combination of both. Unless otherwise determined by the Committee, such restrictions will generally lapse on the third anniversary of the date of grant, and the Committee may provide for vesting to accelerate based on attaining specified performance objectives determined by the Committee. In addition, at the discretion of the Committee, Annual Incentive Awards, with a performance cycle of one year or less, and Long-Term Performance Units, with performance cycles of multiple years, may be paid in cash based upon achievement of specified performance goals. Performance Shares, which are denominated in common stock, may also be granted, at the discretion of the Committee. The number of such units is determined over the performance period based on the satisfaction of performance goals relating to the price of Doral Financial’s common stock.

      To the extent that any shares of common stock subject to an award are not issued because the award expires without having been exercised, is cancelled, terminated, forfeited or is settled without issuance of common stock (including, but not limited to, shares tendered to exercise outstanding options, shares tendered or withheld for taxes on Awards or shares issued in connection with a Restricted Stock or Restricted Unit Award that are subsequently forfeited), such shares will be available again for grants of awards under the Omnibus Plan. The shares to be delivered under the Omnibus Plan may consist, in whole or in part, of common stock purchased by the Company for the purpose of such Awards, treasury common stock or authorized but unissued common stock not reserved for any other purpose.

      Retirement Plans. Doral Financial provides a profit sharing plan with a cash or deferred arrangement (the “Incentive Savings Plan”) for all Puerto Rico based employees. The Incentive Savings Plan is available to all employees of Doral Financial who have attained age 18 and have completed one year of service. Participants in the plan have the option of making pre-tax or after-tax contributions to the Plan. Doral Financial will make a matching contribution equal to 50¢ for every dollar of pre-tax contribution made by participants to the Incentive Savings Plan up to 5% of the participant’s basic compensation. Company matching contributions are invested in Doral Financial common stock. Doral Financial may also make fully discretionary profit sharing contributions to the Incentive Savings Plan. Doral Financial did not make any discretionary profit sharing contributions for the year ended December 31, 2004.

      Doral Financial also maintains a 401-K Plan for its U.S. based employees that provide for benefits substantially similar to those available under the Incentive Savings Plan. For the year ended December 31, 2004, Doral Financial incurred approximately $1.0 million in connection with all its retirement plans.

      Deferred Incentive Compensation Agreements. Doral Financial has entered into deferred incentive compensation arrangements with certain key employees of Doral Financial and its subsidiaries. Such employees are eligible to defer the receipt of incentive compensation. The amount of incentive compensation is credited annually based on a specified percentage of the net income of Doral Financial, its subsidiaries or divisions. Doral Financial’s obligation to make the payments at the end of the deferral period is unfunded, and all such payments are to be made out of the general assets of Doral Financial. Doral Financial is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any deferral amount. Doral Financial accrued $430,000 as deferred compensation for 2004.

Performance Graph

      The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Doral Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under these Acts.

      The Performance Graph compares the yearly percentage change in Doral Financial’s cumulative total stockholder return on its common stock to that of the Center for Research in Security Prices, Graduate School of Business, the University of Chicago (“CRSP”) New York Stock Exchange (“NYSE”) Market Index (U.S. Companies) and the CRSP Index for NYSE Depository Institution Stocks (SIC 6000-6099 U.S. Companies) (the “Peer Group”). The Performance Graph assumes that $100 was invested on December 31, 1999 in each of Doral Financial’s common stock, the NYSE Market Index (U.S. Companies) and the New Peer Group. The comparisons in this table are set forth in response to Securities and Exchange Commission (SEC) disclosure requirements, and is therefore not intended to forecast or be indicative of future performance of Doral Financial’s common stock.

COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

Performance Graph for

Doral Financial Corporation

	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004

Doral Financial	100	202.6	265.2	370.6	637.2	988.0
NYSE Stock Market (US Companies)	100	104.0	96.2	79.0	100.8	114.1
NYSE Stocks (SIC 6000-6099 US Companies) Depository Institutions	100	122.7	124.7	114.6	155.9	172.7

Notes

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/31/1999.

Proposal 2

Ratification of Independent Registered Public Accounting Firm

      The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as Doral Financial’s independent registered public accounting firm to audit its financial statements for the year ending December 31, 2005. PricewaterhouseCoopers LLP has served as Doral Financial’s independent public accountants since 1977. Services provided to Doral Financial and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2004 included the examination of Doral Financial’s consolidated financial statements, limited reviews of quarterly reports, audits of Doral Financial’s subsidiaries, audits of benefit plans, services related to filings with the SEC and other regulatory agencies, and consultations on various tax and accounting matters.

      The Audit Committee reviewed all non-audit services rendered by PricewaterhouseCoopers LLP to Doral Financial and concluded that the provision of such services was compatible with the maintenance of PricewaterhouseCoopers’ independence in the conduct of its auditing functions. The Audit Committee has adopted a Pre-Approval Policy pursuant to which it has pre-approved various audit related services, including due diligence services and audits of employee benefit plans, as well as tax planning and tax compliance services. In all cases, the extent of pre-approved services is limited by dollar amount. The Audit Committee intends to periodically review the list of pre-approved services . A copy of the Audit Committee’s Pre-Approval Policy may be found on Doral Financial’s website at www.doralfinancial.com.

      The aggregate fees billed for professional services by PricewaterhouseCoopers LLP in 2004 and 2003 for the various services provided to Doral Financial were:

Type of Fees	2004	2003

Audit Fees	$1,676,000	$815,000
Audit-Related Fees	395,000	180,000
Tax Fees	158,000	290,000
All Other Fees	2,000	—

Total	$2,231,000	$1,285,000

      In the above table, in accordance with new SEC definitions and rules, “audit fees” are fees paid by Doral Financial to PricewaterhouseCoopers LLP for professional services rendered for the audits of Doral Financial’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, consolidated financial statements included in the Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of Doral Financial’s financial statements and consisted of employee benefit plan audits, accounting consultations, SAS 70 engagement and Sarbanes-Oxley, Section 404 implementation assistance; “tax fees” are fees for tax compliance, tax advice and assistance with tax audits; and “all other fees” are fees billed by PricewaterhouseCoopers LLP to Doral Financial for any services not included in the first three categories, of which there were none during 2003 and $2,000 during 2004 related to the use of an electronic library of authoritative research accounting and SEC literature.

      The submission of this proposal to a vote of shareholders is not legally required. If the selection of PricewaterhouseCoopers LLP is not approved, the Audit Committee will reconsider its selection. The affirmative vote of a majority of the shares of common stock represented, in person or by proxy, at the annual meeting is required to adopt this proposal.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Vote Recommendation

      The Board of Directors unanimously recommends that stockholders vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Doral Financial’s independent registered public accounting firm.

Other Matters

      Management knows of no matters that may be brought before the annual meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. If any other matter should come before the annual meeting or any adjournment thereof it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxies as recommended by the Board of Directors or, if no recommendation is given, in accordance with their own discretion.

Advance Notice Procedures

      Under Doral Financial’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Corporate Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 180 days prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2006 Annual Meeting of Stockholders, between January 21, 2006 and October 22, 2005. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with certain additional information requirements in the bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in Doral Financial’s proxy statement. You can obtain a copy of Doral Financial’s bylaws by writing to the Corporate Secretary at the address set forth on the cover page of this proxy statement.

Stockholder Proposals

      Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in April 2006 must be received by Doral Financial at its principal executive office by the close of business on January 20, 2006. Proposals should be directed to the attention of the Secretary of Doral Financial and otherwise follow the procedure prescribed in SEC Rule 14a-8.

Annual Report

      A copy of Doral Financial’s Annual Report to Shareholders containing the consolidated financial statements of Doral Financial for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

      Upon receipt of a written or oral request, Doral Financial will furnish to any stockholder without charge a copy of Doral Financial’s Annual Report on Form 10-K for the year ended December 31, 2004, without the accompanying exhibits. A list of exhibits is included in the Form 10-K and exhibits are available from Doral Financial upon the payment to Doral Financial of the costs of furnishing them. Such written or oral request should be directed to: Secretary, Doral Financial Corporation, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717, telephone number (787) 474-6709.

      The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of Doral Financial Corporation.

Richard F. Bonini
Secretary

Dated: March 15, 2005

APPENDIX A

Adopted June 5, 2000; Revised January 23, 2004.

DORAL FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

      I.     Composition of the Audit Committee:     The Audit Committee of Doral Financial Corporation (the “Company”) shall be comprised of at least three directors, each of whom shall be considered “independent” under applicable laws, regulations and the rules of the New York Stock Exchange Inc., as such requirements are interpreted by the Board of Directors in its business judgment. Each member will be “financially literate” (or will become so within a reasonable time after his or her appointment to the Audit Committee) and collectively the members shall have such other qualifications as may be mandated by law or the rules and regulations of the Securities and Exchange Commission (the “SEC”). At least one member of the Audit Committee shall have “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment. The Board of Directors will perform an annual review to confirm the qualifications and independence of the Committee members. Committee members shall be appointed by the Board based on nominations made by the Company’s Nominating and Corporate Governance Committee and shall serve for one year terms ending on the date of the annual meeting of shareholders.

      No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

      No member of the Audit Committee may receive any compensation from the Company other than (i) director’s fees, which may be received in cash, stock options or other in kind consideration, and (ii) a pension or other deferred compensation for prior service that is not contingent on future service. Each member of the Audit Committee shall comply with the requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

      The Board of Directors shall designate as Chairman of the Audit Committee one of its members, who shall preside over the meetings of the Committee and shall inform the Board of Directors of the actions taken by the Committee.

      II.     Purposes of the Audit Committee:     The purposes of the Audit Committee are to:

1. assist Board oversight of (i) the Company’s accounting and financial reporting principles and policies; (ii) the Company’s financial statements (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the independent auditors and the Company’s internal audit function; and

2. prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

      The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditing department are responsible for maintaining and monitoring, respectively, appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

      In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which they receive information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and, other non-audit services provided by the auditors of the Company.

      The Audit Committee, has the ultimate authority and responsibility to the Company’s independent auditors (subject, if applicable, to shareholder ratification).

      The outside auditors shall submit to the Company annually a formal written statement (the “Auditors’ Statement”) describing, to the extent permitted under applicable auditing standards; the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the outside auditors and the Company, including each permitted non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

      The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports in Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

      III.     Meetings of the Audit Committee:     The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately at least quarterly with management, the director of the internal auditing department and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The director of the internal auditing department should be invited to each regularly scheduled Audit Committee meeting and given an opportunity to discuss privately any matter he or she feels should be discussed privately with the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. A quorum shall consist of a majority of the members of the Committee. The decisions of the Committee shall be adopted by an affirmative vote of the members present at the meeting in which the decision is considered. Minutes of each Committee meeting will be prepared and maintained. The Committee may appoint a Secretary from among its members to prepare minutes of the Committee meetings as well as to help in the preparation of any agendas, reports or other documents prepared in connection with such meetings.

      IV.     Duties and Powers of the Audit Committee:     To carry out its purposes, the Audit Committee shall have the following duties and powers:

1. with respect to the outside auditor, to:

(i) appoint, (subject, if applicable, to shareholder ratification), to retain, terminate, if necessary, compensate and oversee the work of the independent auditors;

(ii) resolve disagreements between management and the outside auditors regarding financial reporting;

(iii) approve all audit engagement fees and terms, as well as those for permitted non-audit services;

(iv) ensure that the outside auditors prepare and deliver annually an Auditor’s Statement (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s outside auditors;

(v) review and evaluate the qualifications, performance and independence of the lead partner of the outside auditors;

(vi) consider whether there should be a regular rotation of the lead audit partner or the audit firm itself;

(vii) take into account the opinions of management and the Company’s internal auditors in assessing the outside auditors’ qualifications, performance and independence;

(viii) instruct the outside auditors that they are ultimately accountable to the Audit Committee;

(ix) pre-approve all auditing services, including comfort letters in connection with securities underwriting, and all non-audit services authorized by law or regulation, to be provided to the Company by the outside auditors and to consider whether the outside auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the outside auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting;

(x) obtain from the outside auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing (i) all critical accounting policies and practices to be used; (ii) all alternative treatment of financial information within GAAP that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and (iii) any other material written communications between the outside auditors and the management of the Company, such as any management letter or schedule of unadjusted differences;

(xi) review and evaluate the qualifications, performance and independence of the lead partner of the outside auditors;

(xii) discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner, which rotation must occur not less than once every five years, and consider whether there should be a regular rotation of the audit firm itself; and

(xiii) to take into account the opinions of management and the internal audit department in assessing the outside auditors’ qualifications, performance and independence.

2. with respect to the internal auditing department, to:

(i) review the appointment and replacement of the director of the internal auditing department;

(ii) review and ratify the annual performance evaluation of and salary of the director of the internal auditing department as well as the overall staffing and budget requirements for the internal auditing department;

(iii) advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto; and

(iv) instruct the internal auditors that they together (in conjunction with the outside auditors) are ultimately accountable to the Audit Committee.

3. with respect to financial reporting principles and policies and internal audit controls and procedures to:

(i) advise management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii) consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the outside auditor’s responsibility under generally accepted auditing standards;

•	any restrictions on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office;

•	management judgments and accounting estimates and assumptions;

•	adjustments arising from the audit including those that were noted or proposed by the outside auditor but were “passed” (as immaterial or otherwise);

•	the responsibility of the outside auditor for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the outside auditor;

•	difficulties encountered with management in performing the audit;

•	the outside auditor’s judgments about the quality of the entity’s accounting principles; and

•	reviews of interim financial information conducted by the outside auditor;

(iii) to establish procedures as required by SEC rules and regulations for:

•	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(iv) to meet with management, the director of the internal auditing department and/or the outside auditors to:

•	discuss the scope of the annual audit;

•	discuss the annual. audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	discuss the Company’s earnings press releases (paying particular attention to any use of non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The responsibility to discuss earnings releases as well as financial information and earnings guidance, may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The audit committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings or financial information guidance;

•	discuss any significant matters arising from any audit or report or communication referred to in this charter, whether raised by management, the internal auditing department or the outside auditors, relating to the Company’s financial statements;

•	review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

•	discuss significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management;

•	discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

•	inquire whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented; and

•	inquire about significant risks and exposures, if any, and the policies taken to assess and monitor such risks;

(v) to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls;

(vi) obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 1OA of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii) approve all related party transactions; and

(viii) discuss with the Company’s General Counsel or outside counsel any significant legal matters that may have a material effect on the financial statements, the Company’s compliance policies, including material notices to or inquiries received from governmental agencies; and

4. with respect to reporting and recommendations, to

(i) prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii) review this Charter at least annually and recommend any changes to the full Board of Directors; and

(iii) to establish procedures as required by applicable rules, regulations or listing requirements for:

•	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(iv) report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

      V.     Resources and Authority of the Audit Committee:     The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain independent counsel and other experts or consultants, without seeking approval of the Board of Directors or management, and to determine the compensation to be paid by the Company to such auditors, counsel, experts or consultants.

      VI.     Effective Date:     This Charter will become effective immediately upon its approval by the Board of Directors.

      VII.     Amendments:     This Charter may only be amended by a resolution duly adopted by the Board of Directors.

Doral Financial Corporation
1451 F.D. Roosevelt Ave.
San Juan, Puerto Rico 00920-2717

PROXY

SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

     The undersigned holder of Common Stock of Doral Financial Corporation (the “Corporation”) hereby authorizes and appoints Salomon Levis, Zoila Levis and Richard F. Bonini, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at the Third Floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico at 11:00 a.m., local time, on Wednesday, April 20, 2005 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

     Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

     Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

(Continues and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote FOR Items 1 and 2.

No. 1 — Election Directors	No. 2 — Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Nominees are 01 Richard F. Bonini, 02 Edgar M. Cullman, Jr., 03 John L. Ernst, 04 Peter A. Hoffman, 05 Efraim Kier, 06 Salomon Levis, 07 Zoila Levis, 08 Harold D. Vicente and 09 John B. Hughes.	FOR all listed nominees ☐	WITHHOLD as to all nominees ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐

(To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

To vote in accordance with the Board of Directors’ recommendation, just sign below. No boxes need to be checked.

Dated: __________________________, 2005

Signature

Signature

Please mark, date and sign as your name appears to the left and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each shareholder named should sign.

FOLD AND DETACH HERE